                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          CENTURA SOFTWARE CORPORATION
                               INFOSPINNER, INC.

       SUPPLEMENT TO PROSPECTUS/JOINT PROXY STATEMENT DATED APRIL 1, 1997

    The Special Meeting of Shareholders of Centura Software Corporation that was scheduled to take place on April 17, 1997 has been adjourned until April 28, 1997 at 3:00 p.m. to take place at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065.

    The Special Meeting of Stockholders of InfoSpinner, Inc. that was scheduled to take place on April 17, 1997 has been adjourned until April 28, 1997 at 3:00 p.m. to take place at InfoSpinner's executive offices, located at 1222 East Arapaho Road, Suite 320, Richardson, Texas 75081.

    On April 18, 1997, Centura Software Corporation announced its financial results for the first quarter of fiscal year 1997. Net revenues for the first quarter of 1997 were $13.6 million, a 12% decrease from net revenues of $15.4 million reported in the first quarter of 1996. Net income for the first quarter of 1997 was a loss of $2.1 million, or ($0.14) per share, down from net income of $0.3 million, or $0.03 per share, reported in the first quarter of 1996. Weighted average shares outstanding in the first quarter of 1997 were 15.2 million compared to 12.7 million in the first quarter of 1996.

    If you have not already returned your proxy card for the meeting as originally scheduled, please complete and return the enclosed proxy card. No further action is required if you previously returned the proxy card.

April 18, 1997